Exhibit 10.27

AMENDMENT TO  REGISTRATION RIGHTS AGREEMENT

1.

WHEREAS, ENTEST BIOMEDICAL, INC. a Nevada corporation ("Company"), and SOUTHRIDGE PARTNERS II, LP, a Delaware limited partnership (the "Investor") entered into that Registration Rights Agreement dated February27, 2012 (“Rights Agreement”).

2.

WHEREAS  Company and Investor entered into that Equity Purchase Agreement ("February Purchase Agreement"), between the Investor and the Company, the Company has agreed to issue and sell to the Investor shares (the "Put Shares") of its common stock, par value $0.001 per share (the "Common Stock") from time to time for an aggregate investment price of up to Ten Million Dollars dated February 27, 2012

3.

WHEREAS the February Purchase Agreement was terminated

4.

WHEREAS on June 1, 2012 Company and Investor entered into that Equity Purchase Agreement ("June  Purchase Agreement"), between the Investor and the Company, the Company has agreed to issue and sell to the Investor shares (the "Put Shares") of its common stock, par value $0.001 per share (the "Common Stock") from time to time for an aggregate investment price of up to Ten Million Dollars dated June 1 , 2012

THERFORE it is agreed as follows in accordance with 9(e) of the Rights Agreement.

1.

The term Purchase Agreement as used in the Rights Agreement shall mean  the June  Purchase Agreement

2.

Section 3(a) of the Rights Agreement shall be and read as follows:

3(a)

Prepare promptly and file with the SEC within  ninety (90)  days after June 1, 2012 , a Registration Statement with respect to not less than the maximum allowable under Rule 415 of Registerable Securities, and thereafter use all commercially reasonable efforts to cause such Registration Statement relating to the Registerable Securities to become effective within five (5) business days after notice from the Securities and Exchange Commission that such Registration Statement may be declared effective, and keep the Registration Statement effective at all times until the earliest of (i) the date that is three months after the completion of the last Closing Date under the Purchase Agreement, (ii) the date when the Investor may sell all Registerable Securities under Rule 144 without volume limitations, or (iii) the date the Investor no longer owns any of the Registerable Securities (collectively, the "Registration Period"), which Registration Statement (including any amendments or supplements, thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

N WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos

David R. Koos, Chairman and CEO

Dated: June 1 2012

INVESTOR:

SOUTHRIDGE PARTNERS II, LP

By: /s/ Stephen Hicks

Name: Stephen Hicks

Title:

Dated: June 1, 2012